Exhibit 99.3

PROMISSORY NOTE

$40,000	Costa Mesa, CA
September 30, 2014

FOR VALUE RECEIVED, the undersigned, Nicholas Canillas, an individual (together with his successors and/or assigns, the “Borrower”), hereby promises to pay to the order of Licont Corp., a Nevada corporation (together with its successors and assigns, the “Lender”), at the Lender’s offices as the Lender may designate in writing to the Borrower, the aggregate principal sum of forty thousand dollars ($40,000), without interest, in lawful money of the United States, upon the terms and subject to the conditions set forth herein (this “Note”).

1.            PAYMENT. The Borrower shall repay the principal of this Note as part of a sale of stock or assets of GreenForest Hydro, Inc. to Lender (“Transaction”). If the Transaction fails to close by December 31, 2014, Borrower shall repay the principal of this Note by transfer of 1,500,000 shares of Lender common stock to Lender for cancellation (the “Stock”).

2.            BORROWER’S REPRESENTATION AND COVENANT. Borrower represents and warrants it owns, and covenants that it will own during the term of this Note, the Stock free and clear of any and all liens, claims, encumbrances, pre-emptive rights, right of first refusal and adverse interests of any kind.

3.             EVENT OF DEFAULT. The occurrence and continuation of the following event shall constitute an event of default under this Note (an “Event of Default”):

(a)	STOCK DEFAULT. The Borrower fails to deliver the Stock in the event it is required in Section 1.

In case of a Event of Default the Lender may, without limiting any other rights it may have at law or in equity, by written notice to the Borrower, declare the unpaid principal due and payable in cash, whereupon the same shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal in such manner as it may elect in its discretion. In case of an Event of Default, the unpaid principal of and interest on this Note shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal or any part thereof in such manner as it may elect in its discretion.

4.             NOTICES. All notices, requests, demands, claims, and other communications provided for or permitted under this Note shall be in writing and shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient set forth below, (iii) if given by facsimile, when such notice or other communication is transmitted to the facsimile number specified below and the appropriate answer back or telephonic confirmation is received, provided such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above, or (iv) if sent through an overnight delivery service that guarantees next day delivery, the day following being so sent.

For Nicholas Canillas:

For Licont Corp.:

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The notice information above of either party may be changed by giving written notice of the change to the other party in accordance with this Section 4.

5.             WAIVERS; RIGHTS AND REMEDIES.

(a)             WAIVERS. No failure, delay or course of dealing on the part of the Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege hereunder.

The Borrower hereby waives to the extent not prohibited by applicable law (i) all presentments, demands for performance or notices of nonperformance (except to the extent specifically required under Section 3); (ii) any requirement of diligence or promptness on the part of the Lender to enforce its rights under this Note; (iii) any and all notices of every kind and description which may be required to be given by any law; and (iv) any defense of any kind (other than payment) which it may now or hereafter have with respect to its obligations under this Note.

(b)             RIGHTS AND REMEDIES. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender may otherwise have.

6.             INDEMNIFICATION. The Borrower shall pay and shall indemnify and hold the Lender harmless against any and all costs and expenses, including reasonable attorneys’ fees and disbursements, actually incurred by the Lender for the collection of this Note upon an Event of Default.

7.             AMENDMENT. No amendment or other modification of this Note may be made without the written consent of the Lender.

8.             GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles or policies of conflicts of laws of such state.

Nicholas Canillas

/s/ Nicholas Canillas

Licont Corp.

/s/ Trevor Robertson

Trevor Robertson

Chief Executive Officer

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